Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2023 Results

LOUISVILLE, KY. (October 26, 2023) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 26, 2023.

Financial Results

Financial results for the 13 and 39 weeks ended September 26, 2023 and September 27, 2022 were as follows:

	13 Weeks Ended			39 Weeks Ended
($000's)	September 26, 2023	September 27, 2022	% change	September 26, 2023	September 27, 2022	% change
Total revenue	$1,121,752	$993,298	12.9%	$3,467,311	$3,005,390	15.4%
Income from operations	73,859	75,288	(1.9)%	270,216	251,344	7.5%
Net income	63,788	62,328	2.3%	232,446	209,949	10.7%
Diluted earnings per share	$0.95	$0.93	2.6%	$3.46	$3.08	12.3%

Results for the 13 weeks ended September 26, 2023, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 8.2% at company restaurants and increased 7.8% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $138,668 of which $17,058 were to-go sales as compared to average weekly sales of $129,278 of which $16,305 were to-go sales in the prior year;
●	Restaurant margin dollars increased 7.1% to $162.8 million from $152.0 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 80 basis points to 14.6% as commodity inflation of 4.2%, wage and other labor inflation of 5.6% and higher general liability insurance expenses were partially offset by higher sales;
●	Diluted earnings per share increased 2.6% primarily driven by higher restaurant margin dollars and lower income tax expense partially offset by higher depreciation and amortization and higher general and administrative expenses;
●	Nine company restaurants and four franchise restaurants were opened including the first Jaggers franchise restaurant; and,
●	The Company repurchased 107,593 shares of common stock for $12.1 million.

Results for the 39 weeks ended September 26, 2023, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 10.1% at both company restaurants and domestic franchise restaurants;
●	Average weekly sales at company restaurants were $144,583 of which $18,189 were to-go sales as compared to average weekly sales of $132,356 of which $17,874 were to-go sales in the prior year;
●	Restaurant margin dollars increased 10.2% to $531.3 million from $481.9 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 73 basis points to 15.4% as commodity inflation of 6.3% and wage and other labor inflation of 6.8% were partially offset by higher sales;
●	Diluted earnings per share increased 12.3% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expense;
●	18 company restaurants and eight franchise restaurants were opened including the first Jaggers franchise restaurant; and,
●	The Company repurchased 414,319 shares of common stock for $45.2 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We are pleased to report another quarter of double-digit sales growth, highlighted by increased guest counts, which has continued through the October period.  Our operators are clearly providing a legendary experience that is resonating with our guests.”

Morgan continued, “On the development front, we are on track to open a record number of systemwide locations this year across all of our brands.  In addition, we have been able to accelerate our 2024 development pipeline and as of the end of the quarter already had 11 of our planned new company locations under construction. Our significant investment in organic growth, along with continued sales momentum, has us well positioned to continue driving legendary value and returns for our roadies, guests and shareholders.”

2023 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our fourth quarter of fiscal 2023 increased 9.2% compared to 2022.  In addition, the Company implemented a menu price increase of approximately 2.7% in early Q4 2023.

Management reiterated the following expectations for 2023:

●	Positive comparable restaurant sales growth including the benefit of menu pricing actions;
●	Store week growth of approximately 6% including the impact of franchise locations acquired;
●	Commodity cost inflation of 5% to 6%; and,
●	Wage and other labor inflation of 6% to 7%.

Management updated the following expectations for 2023:

●	As many as 27 Texas Roadhouse and Bubba’s 33 company restaurant openings;
●	An effective income tax rate of approximately 13%; and,
●	Total capital expenditures of approximately $340 million.

2024 Outlook

Management provided the following initial expectations for 2024:

●	Positive comparable restaurant sales growth including the benefit of 2023 menu pricing actions;
●	Store week growth of approximately 8%, including a benefit of 2% from the 53rd week;
●	Commodity cost inflation of 5% to 6%;
●	Wage and other labor inflation of 4% to 5%;
●	An effective income tax rate of 14% to 15%; and,
●	Total capital expenditures of $340 million to $350 million.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs.  Restaurant margin also includes sales and operating costs related to the Company’s non-royalty based retail initiatives. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis.  In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  The Company excludes pre-opening expense as it occurs at irregular intervals and would impact comparability to prior period results.  The Company excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants.  The Company excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, October 26, 2023, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Third Quarter 2023 Earnings.  A replay of the call will be available until November 2, 2023, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 720 restaurants system-wide in 49 states and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 27, 2022.  These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2023	September 27, 2022	September 26, 2023	September 27, 2022
Revenue:
Restaurant and other sales	$1,115,224	$986,999	$3,447,192	$2,986,028
Franchise royalties and fees	6,528	6,299	20,119	19,362

Total revenue	1,121,752	993,298	3,467,311	3,005,390
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	386,184	342,032	1,198,099	1,026,469
Labor	378,814	330,219	1,155,970	985,132
Rent	18,177	16,703	54,001	49,785
Other operating	169,225	146,036	507,846	442,714
Pre-opening	8,663	5,701	19,711	15,315
Depreciation and amortization	39,124	33,735	112,764	101,775
Impairment and closure, net	(2)	772	131	537
General and administrative	47,708	42,812	148,573	132,319
Total costs and expenses	1,047,893	918,010	3,197,095	2,754,046
Income from operations	73,859	75,288	270,216	251,344
Interest income (expense), net	496	(85)	2,730	(877)
Equity income from investments in unconsolidated affiliates	139	190	1,181	1,069
Income before taxes	74,494	75,393	274,127	251,536
Income tax expense	8,870	11,430	35,474	35,708
Net income including noncontrolling interests	65,624	63,963	238,653	215,828
Less: Net income attributable to noncontrolling interests	1,836	1,635	6,207	5,879
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$63,788	$62,328	$232,446	$209,949
Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.96	$0.93	$3.47	$3.09
Diluted	$0.95	$0.93	$3.46	$3.08
Weighted average shares outstanding:
Basic	66,779	66,886	66,923	67,875
Diluted	67,014	67,159	67,179	68,140
Cash dividends declared per share	$0.55	$0.46	$1.65	$1.38

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 26, 2023	December 27, 2022
Cash and cash equivalents	$69,324	$173,861
Other current assets, net	112,162	222,980
Property and equipment, net	1,425,169	1,270,349
Operating lease right-of-use assets, net	679,065	630,258
Goodwill	169,684	148,732
Intangible assets, net	4,195	5,607
Other assets	86,738	73,878
Total assets	$2,546,337	$2,525,665

Other current liabilities	561,426	652,010
Operating lease liabilities, net of current portion	730,163	677,874
Long-term debt	—	50,000
Other liabilities	135,582	118,119
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,103,956	1,012,638
Noncontrolling interests	15,210	15,024
Total liabilities and equity	$2,546,337	$2,525,665

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 26, 2023	September 27, 2022
Cash flows from operating activities:
Net income including noncontrolling interests	$238,653	$215,828
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	112,764	101,775
Share-based compensation expense	25,266	28,192
Deferred income taxes	2,707	5,246
Other noncash adjustments, net	3,672	4,191
Change in working capital, net of acquisitions	7,677	39,825
Net cash provided by operating activities	390,739	395,057
Cash flows from investing activities:
Capital expenditures - property and equipment	(243,895)	(174,194)
Acquisition of franchise restaurants, net of cash acquired	(39,153)	(33,069)
Proceeds from sale of investments in unconsolidated affiliates	632	316
Proceeds from the sale of property and equipment	1,800	2,262
Proceeds from sale leaseback transactions	7,097	9,078
Net cash used in investing activities	(273,519)	(195,607)
Cash flows from financing activities:
Payments on revolving credit facility	(50,000)	(25,000)
Repurchase of shares of common stock	(45,193)	(212,859)
Dividends paid	(110,429)	(93,328)
Other financing activities, net	(16,135)	(18,593)
Net cash used in financing activities	(221,757)	(349,780)
Net decrease in cash and cash equivalents	(104,537)	(150,330)
Cash and cash equivalents - beginning of period	173,861	335,645
Cash and cash equivalents - end of period	$69,324	$185,315

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2023	September 27, 2022	September 26, 2023	September 27, 2022
Income from operations	$73,859	$75,288	$270,216	$251,344

Less:
Franchise royalties and fees	6,528	6,299	20,119	19,362

Add:
Pre-opening	8,663	5,701	19,711	15,315
Depreciation and amortization	39,124	33,735	112,764	101,775
Impairment and closure, net	(2)	772	131	537
General and administrative	47,708	42,812	148,573	132,319

Restaurant margin	$162,824	$152,009	$531,276	$481,928

Restaurant margin (as a percentage of restaurant and other sales)	14.6%	15.4%	15.4%	16.1%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	13 Weeks Ended
	September 26, 2023	September 27, 2022	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,115,224	$986,999	13.0%
Store weeks	8,032	7,600	5.7%
Comparable restaurant sales (1)	8.2%	8.2%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.6%	34.7%	(3)	bps
Labor	34.0%	33.5%	51	bps
Rent	1.6%	1.7%	(6)	bps
Other operating	15.2%	14.8%	38	bps
Total	85.4%	84.6%

Restaurant margin	14.6%	15.4%	(80)	bps
Restaurant margin ($ in thousands)	$162,824	$152,009	7.1%
Restaurant margin $/Store week	$20,272	$20,001	1.4%

Texas Roadhouse restaurants only:
Store weeks	7,394	7,062	4.7%
Comparable restaurant sales (1)	8.4%	8.2%
Average unit volume (2)	$1,840	$1,700	8.3%
Weekly sales by group:
Comparable restaurants (542 and 511 units)	$141,675	$131,378	7.8%
Average unit volume restaurants (18 and 23 units)	$138,439	$125,421	10.4%
Restaurants less than 6 months old (13 and 11 units)	$141,409	$143,801	(1.7)%

Bubba’s 33 restaurants only:
Store weeks	547	486	12.6%
Comparable restaurant sales (1)	4.8%	6.2%
Average unit volume (2)	$1,437	$1,395	3.0%
Weekly sales by group:
Comparable restaurants (36 and 31 units)	$112,447	$104,669	7.4%
Average unit volume restaurants (4 and 5 units)	$93,012	$123,760	(24.8)%
Restaurants less than 6 months old (3 and 2 units)	$129,941	$95,312	36.3%

Franchise restaurants
Franchise royalties and fees	$6,528	$6,299	3.6%
Store weeks	1,268	1,256	1.0%
Comparable restaurant sales	7.1%	7.6%
U.S. franchise restaurants only:
Comparable restaurant sales	7.8%	6.7%
Average unit volume	$2,009	$1,863	7.8%

(1)	Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			39 Weeks Ended
	September 26, 2023	September 27, 2022	Change	September 26, 2023	September 27, 2022	Change
Restaurant openings
Company - Texas Roadhouse	7	4	3	13	11	2
Company - Bubba’s 33	2	1	1	3	2	1
Company - Jaggers	—	—	—	2	—	2
Franchise - Texas Roadhouse - Domestic	—	—	—	1	—	1
Franchise - Jaggers - Domestic	1	—	1	1	—	1
Franchise - Texas Roadhouse - Int'l	3	2	1	6	5	1
Total	13	7	6	26	18	8

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	8	8	—
Franchise - Texas Roadhouse - Domestic	—	—	—	(8)	(8)	—

Restaurant closures
Franchise - Texas Roadhouse - Domestic	—	—	—	(1)	—	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	573	545	28
Company - Bubba’s 33	43	38	5
Company - Jaggers	7	4	3
Franchise - Texas Roadhouse - Domestic	54	62	(8)
Franchise - Jaggers - Domestic	1	—	1
Franchise - Texas Roadhouse - Int'l	44	36	8
Total	722	685	37